                                                    DRAFT SEPTEMBER ______, 2001

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A registration statement has been filed with the Securities and Exchange
Commission in connection with the Exchange Offer and the Consent Solicitation. The completion of the Exchange Offer and the Consent Solicitation is dependant upon the registration statement becoming effective.
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                             AVIATION SALES COMPANY

                                     NOTICE

                          Dated  _______________, 2001
                                       of

          EXCHANGE OFFER FOR AND CONSENT SOLICITATION WITH RESPECT TO
                             ALL OF ITS OUTSTANDING
                     8-1/8% SENIOR SUBORDINATED NOTES DUE 2008

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THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 PM, NEW YORK
CITY TIME ON ____________, 2001, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OLD NOTES MUST VALIDLY DELIVER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE OFFER CONSIDERATION AND AUTOMATICALLY CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE. CONSENTS MAY BE REVOKED AND OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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To Our Clients:

     Enclosed for your consideration is material relating to the offer (the "Exchange Offer") and the solicitation of consents (the "Consent Solicitation") by Aviation Sales Company (the "Company") to exchange, at your election:

     (i) $303 in cash, up to an aggregate maximum of $10 million in cash for each $1,000 principal amount of 8% senior subordinated notes due 2008, (the "Old Notes") tendered and accepted for exchange, up to a maximum of $33 million in principal amount of Old Notes; or

     (ii) $757.58 principal amount of 8% senior subordinated convertible notes due 2006 (the "New Notes"), 34.12 shares of post-reverse split Company common stock and warrants to purchase 22.75 shares of post-reverse split Company common stock for each $1,000 principal amount of Old Notes tendered and accepted for exchange, as described in the Prospectus and Consent Solicitation dated ____________, 2001, (as it may be amended and supplemented from time to time the "Prospectus") under the caption "The Exchange Offer and Consent Solicitation - Terms of the exchange offer and consent solicitation."

     In addition, in conjunction with the Exchange Offer, the Company is also soliciting (the "Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the Indenture dated as of February 17, 1998, among the Company, certain of its subsidiaries as guarantors and the SunTrust Bank Central Florida, National Association, as Trustee (the "Indenture"). The Proposed Amendments will be set forth in a supplemental indenture to the Indenture (the "Supplemental Indenture"), which will be executed and delivered by the Company, the Trustee and the other parties to the Indenture.

     By exchanging Old Notes, you will automatically Consent to the Proposed Amendments to the Indenture governing the Old Notes. A holder may not Consent to the Proposed Amendments without exchanging the Old Notes related thereto.

     If more than $33 million principal amount of Old Notes are exchanged for cash, every additional $1,000 principal amount of Old Notes tendered will be exchanged for the combination of $757.58 principal amount of New Notes, 34.12 shares of post-reverse split Company common stock and warrants to purchase 22.75 shares of post-reverse split Company common stock. The Company will distribute the $10 million in cash so that everyone who exchanges Old Notes for cash will receive cash, New Notes, common stock and warrants in the same proportions as everyone else who exchanges Old Notes for cash.

     If more than $132 million principal amount of Old Notes are tendered for New Notes, common stock and warrants, every additional $1,000 principal amount of Old Notes tendered will be exchanged for $303 in cash. The Company will distribute the New Notes, common stock and the warrants so that everyone who tenders under this option will receive New Notes, common stock, warrants and cash in the same proportions as everyone else who tenders Old Notes under this option.

     This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes and the subsequent automatic Consent with respect to any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to exchange Old Notes pursuant to the Exchange Offer and therefore automatically Consent to the Proposed Amendments to the Indenture.

     We urge you to read carefully the Prospectus, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to exchange your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes and Consent on your behalf in accordance with the provisions of the Exchange Offer and Consent Solicitation. Please note that exchanges of Old Notes must be received by the Expiration Date to receive the exchange offer consideration, and the Exchange Offer will expire at 5:00 p.m., New York City time, on ___________, 2001, unless extended by the Company.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all of the Old Notes.

     2. The Exchange Offer is subject to the conditions described in the Prospectus under the caption "The Exchange Offer and Consent Solicitation -- Conditions to the exchange offer and consent solicitation.

     3. If you desire to exchange any Old Notes pursuant to the Exchange Offer and receive the exchange offer consideration, we must receive your instructions in ample time to permit us to effect an exchange of Old Notes on your behalf on or prior to 5:00 p.m., New York City time on the Expiration Date.

     4. You may not validly exchange Old Notes without delivering a Consent to the Proposed Amendments. You may not validly deliver a Consent to the Proposed Amendments without exchanging your Old Notes in the Exchange Offer.

     If you wish to have us exchange your Old Notes held by us for your account or benefit and deliver your Consent, please so instruct us by completing, executing and returning to us the instruction form that appears below, allowing sufficient time for us to submit an exchange on your behalf prior to the Expiration Date. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account.

     You may withdraw exchanges of Old Notes at any time before the Expiration Date of the Exchange Offer, but the exchange offer consideration will not be issuable in exchange for Old Notes so withdrawn. A valid withdrawal of your Old Notes will also constitute a revocation of your Consent to the Proposed Amendments to the Indenture. Any permitted withdrawal of Old Notes may not be rescinded, and any Old Note properly withdrawn will afterwards be deemed not validly exchanged for purposes of the Exchange Offer. Withdrawn Old Notes may, however, be re-exchanged by again following one of the appropriate procedures described in the Prospectus at any time before the Expiration Date of the Exchange Offer. Consents may be revoked prior to the Expiration Date, but a valid revocation of your Consent will also constitute a withdrawal of your Old Notes for exchange pursuant to the Exchange Offer.

      INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER AND CONSENT SOLICITATION

     The undersigned acknowledge(s) receipt of your letter dated ______, 2001, and the enclosed materials referred to therein relating to the Exchange Offer and the Consent Solicitation with respect to the Company's Old Notes.

     This will instruct you to exchange the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned and automatically deliver the undersigned's Consent to the Proposed Amendments to the Indenture governing the Old Notes with respect to the principal amount of Old Notes indicated below, pursuant to the terms of and conditions set forth in the Prospectus and the Consent and Letter of Transmittal.

                             AVIATION SALES COMPANY

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Principal Amount of Old Notes, with respect to which Consent to the Proposed
Amendments is given, and which are to be exchanged unless otherwise indicated:

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Principal Amount Exchanged:*              Form of Exchange Offer Consideration:
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$                                         Cash
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$                                         New Notes, common stocks, and warrants
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Total Principal Amount Exchanged:
$
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* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be exchanged, regardless of the principal amount listed above, and that I (we) will be deemed to automatically Consent to the Solicitation.
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                               PLEASE SIGN HERE
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Signature(s):
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Name(s) (Please Print):
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Address:
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City, State and Zip Code:
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Area Code and Telephone No.:
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Tax Identification or Social Security No.:
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My Account Number With You:
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Date:
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